EXHIBIT 10.3

SECOND AMENDMENT TO

AMENDED AND RESTATED CREDIT AGREEMENT

SECOND AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT (this “Amendment”) dated as of December 22, 2021 by and among:

JO-ANN STORES, LLC, an Ohio limited liability company (the “Borrower”),

NEEDLE HOLDINGS LLC, a Delaware limited liability company (“Holdings”),

the other Loan Parties party hereto,

the Lenders party hereto, and

BANK OF AMERICA, N.A., as Administrative Agent and Collateral Agent;

in consideration of the mutual covenants herein contained and benefits to be derived herefrom.

W I T N E S S E T H:

WHEREAS, the Loan Parties, the Lenders, the Administrative Agent and the Collateral Agent, among others, have entered into a certain Amended and Restated Credit Agreement dated as of October 21, 2016, (as amended by that certain First Amendment to Amended and Restated Credit Agreement dated as of November 25, 2020, and as further amended, restated, amended and restated, supplemented or otherwise modified from time to time prior to the effectiveness of this Amendment, the “Existing Credit Agreement”);

WHEREAS, the Borrower has requested to amend certain provisions of the Existing Credit Agreement, in each case, subject to the terms and conditions hereof; and

WHEREAS, the Lenders and the Administrative Agent have agreed to amend the Existing Credit Agreement on the terms and conditions set forth herein.

NOW THEREFORE, in consideration of the mutual promises and agreements herein contained, the parties hereto hereby agree as follows:

1.
Incorporation of Terms and Conditions of Existing Credit Agreement. All capitalized terms not otherwise defined herein shall have the same meaning as in the Existing Credit Agreement, as amended by this Amendment (the “Amended Credit Agreement”).
2.
Representations and Warranties. Each Loan Party hereby represents and warrants that after giving effect to this Amendment, (i) no Default or Event of Default exists under the Amended Credit Agreement or under any other Loan Document, and (ii) all representations and warranties contained in the Amended Credit Agreement and in the other Loan Documents are true and correct in all material respects (except in the case of any representation and warranty qualified by “materiality” or “Material Adverse Effect”, which is true and correct in all respects) as of the date hereof, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct in all material respects (except in the case of any representation and warranty qualified by “materiality” or “Material Adverse Effect”, which is true and correct in all respects) as of such earlier date.
3.
Amendments to Existing Credit Agreement.

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a.
Credit Agreement. The Existing Credit Agreement is hereby amended as follows:
i.
Section 1.1 of the Existing Credit Agreement is hereby amended by amending and restating the following definitions in their entirety:

“Adjustment Date” means the first day of each Fiscal Quarter beginning with April 30, 2022.

“Applicable Margin” means a percentage per annum equal to (a) from and after the Second Amendment Effective Date until the first Adjustment Date, the percentages set forth in Level I of the pricing grid below; and (b) thereafter, the following percentages per annum, based upon Average Historical Excess Availability as of the most recent Adjustment Date:

Level	Average Historical Excess Availability	Eurodollar Rate for Loans and Letter of Credit Fees (Standby Letters of Credit)	Base Rate	Letter of Credit Fees (Documentary Letters of Credit)
I	Greater than or equal to 40% of the Maximum Credit	1.25%	0.25%	0.625%
II	Less than 40% of the Maximum Credit	1.50%	0.50%	0.75%

The Applicable Margin shall be adjusted quarterly in accordance with the table above on each Adjustment Date for the period beginning on such Adjustment Date based upon the Average Historical Excess Availability as the Administrative Agent shall determine in good faith within ten (10) Business Days after such Adjustment Date. Any increase or decrease in the Applicable Margin resulting from a change in the Average Historical Excess Availability shall become effective as of the first Business Day immediately following the Adjustment Date. If any Borrowing Base Certificates are at any time restated or otherwise revised or if the information set forth in any Borrowing Base Certificates otherwise proves to be false or incorrect such that the Applicable Margin would have been higher than was otherwise in effect during any period, without constituting a waiver of any Default or Event of Default arising as a result thereof, interest due under this Agreement shall be immediately recalculated at such higher rate for any applicable periods and shall be due and payable on demand.

“Applicable Unused Commitment Fee Rate” means, for any day, a percentage per annum equal to 0.20% per annum.

“Arrangers” means BofA Securities, Inc. (or any of its designated affiliates), Wells Fargo Bank, National Association, U.S. Bank National Association, and BMO Harris Bank, N.A., each in its capacity as a joint lead arranger and joint bookrunner under this Agreement.

“Co-Syndication Agents” means Wells Fargo Bank, National Association, U.S. Bank National Association, and BMO Harris Bank, N.A., each as a Co‑Syndication Agent under this Agreement.

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“Fee Letter” means, collectively, (x) the Fee Letter dated September 20, 2016, among the Borrower, Merrill Lynch, Pierce, Fenner & Smith Incorporated, and Bank of America; (y) the Fee Letter dated as of the First Amendment Effective Date, among the Borrower and Bank of America; and (z) the Fee Letter dated as of the Second Amendment Effective Date, among the Borrower and Bank of America, as each may be amended and in effect from time to time.

“First Lien Term Facility Credit Agreement” means that certain credit agreement dated as of October 21, 2016 among the Borrower, Holdings, the lenders party thereto and Bank of America, N.A., as administrative agent and collateral agent, as amended by that certain Amendment No. 1 dated as of July 21, 2017, as amended by that certain Amendment No. 2 dated as of July 7, 2021, and as further amended, restated, modified, supplemented, extended, renewed, refunded, replaced or refinanced from time to time in one or more agreements (in each case with the same or new lenders, institutional investors or agents), including any agreement extending the maturity thereof or otherwise restructuring all or any portion of the Indebtedness thereunder or increasing the amount loaned or issued thereunder or altering the maturity thereof, in each case as and to the extent permitted by this Agreement and the Intercreditor Agreement.

“LIBOR Floor” means 0% per annum.

“Scheduled Termination Date” means the date that is five (5) years after the Second Amendment Effective Date, as may be extended pursuant to Section 12.1(b) or Section 2.17 hereof, provided that, in each case, if such day is not a Business Day, the Scheduled Termination Date shall be the Business Day immediately preceding such day.

“Specified Payment” means any Investment, incurrence of Indebtedness, Restricted Payment or payment made pursuant to Section 9.11 that in each case is subject to the satisfaction of the Payment Conditions.

“Term Facilities” means the First Lien Term Facilities.

“Term Facility Administrative Agents” means the First Lien Term Facility Administrative Agent.

“Term Facility Credit Agreements” means the First Lien Term Facility Credit Agreement.

“Term Facility Documentation” means the First Lien Term Facility Documentation.

“Term Facility Lenders” means the First Lien Term Facility Lenders.

ii.
Section 1.01 of the Existing Credit Agreement is hereby amended by adding the following new definitions in appropriate alphabetical order:

“ESG” has the meaning specified in Section 2.18.

“ESG Amendment” has the meaning specified in Section 2.18.

“ESG Pricing Provisions” has the meaning specified in Section 2.18.

“KPI’s” has the meaning specified in Section 2.18.

“Rescindable Amount” has the meaning specified in Section 2.13(e).

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“Second Amendment Effective Date” means December 22, 2021.

“Sustainability Coordinator” has the meaning specified in Section 2.18.

“Sustainability Linked Loan Principles” means the Sustainability Linked Loan Principles as most recently published by the Loan Market Association and Loan Syndications & Trading Association.

iii.
The definition of “Collateral and Guarantee Requirement” is hereby amended as follows:

(A) by deleting each reference to “the Second Lien Term Facility Administrative Agent to secure the obligations under the Second Lien Term Facility,” thereto in its entirety; and

(B) by deleting each reference to “First Amendment Effective Date” in its entirety and substituting “Second Amendment Effective Date” in its stead.

iv.
The definition of “Permitted Refinancing” is hereby amended by deleting the following proviso at the end of such definition in its entirety: “; provided, that, a repayment of the Second Lien Term Facility with the net proceeds of a Permitted Refinancing of the First Lien Term Facility shall constitute a Permitted Refinancing of the Second Lien Term Facility”.
v.
Section 1.01 of the Existing Credit Agreement is hereby amended by deleting the following definitions in their entirety: (i) “Allocated Trade”; (ii) “Second Lien Term Facility”; (iii) “Second Lien Term Facility Administrative Agent”; (iv) Second Lien Term Facility Credit Agreement; (v) “Second Lien Term Facility Documentation”; (vi) Second Lien Term Facility Lenders; and (vii) “RP Conditions”.
vi.
Section 1.8 (Pro Forma Calculations) of the Existing Credit Agreement is hereby amended by deleting each reference to: “or RP Conditions, as applicable” in clause (f) thereto in its entirety.
vii.
Section 2.2(a) and Section 9.6(o) of the Existing Credit Agreement are hereby amended by deleting each reference to: “RP Conditions” and substituting “Payment Conditions” in its stead.
viii.
Section 2.9 (Mandatory Prepayments) of the Existing Credit Agreement is hereby amended by deleting clause (c) (mandatory prepayments allocated trade) thereof in its entirety and substituting “[Reserved]” in its stead.
ix.
Section 2.13 (Payments and Computations) of the Existing Credit Agreement is hereby amended by amending and restating clause (e) thereto in its entirety as follows:

“(e) Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or the applicable Issuer hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance

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upon such assumption, distribute to the Lenders or the applicable Issuer, as the case may be, the amount due. With respect to any payment that the Administrative Agent makes for the account of the Lenders or any Issuer hereunder as to which the Administrative Agent determines (which determination shall be conclusive absent manifest error) that any of the following applies (such payment referred to as the “Rescindable Amount”): (1) the Borrower has not in fact made such payment; (2) the Administrative Agent has made a payment in excess of the amount so paid by the Borrower (whether or not then owed); or (3) the Administrative Agent has for any reason otherwise erroneously made such payment; then each of the Lenders or the applicable Issuer, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the Rescindable Amount so distributed to such Lender or such Issuer, in immediately available funds with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation. A notice of the Administrative Agent to any Lender or the Borrower with respect to any amount owing under this clause (e) shall be conclusive, absent manifest error.”

x.
Section 2.15 (Revolving Commitment Increase) of the Existing Credit Agreement is hereby amended by deleting the reference to “$100,000,000” in clause (a) thereto and substituting “$150,000,000” in its stead.
xi.
Article II (The Facility) of the Existing Credit Agreement is hereby amended by adding the following new Section 2.18 at the end thereof:

“SECTION 2.18 Sustainability Adjustments.

“After the Second Amendment Effective Date, the Borrower, in consultation with the Administrative Agent (in such capacity, the “Sustainability Coordinator”), shall be entitled to establish specified Key Performance Indicators (“KPI’s”) with respect to certain Environmental, Social and Governance (“ESG”) targets of Holdings and its Subsidiaries. The Sustainability Coordinator, the Requisite Lenders and the Borrower may amend this Agreement (such amendment, the “ESG Amendment”) solely for the purpose of incorporating the KPI’s and other related provisions (the “ESG Pricing Provisions”) into this Agreement. Upon effectiveness of any such ESG Amendment, based on Holdings’ and its Subsidiaries’ performance against the KPI’s, certain adjustments (increase, decrease or no adjustment) to the otherwise applicable Applicable Unused Commitment Fee Rate, Applicable Margin for Base Rate Loans, and Applicable Margin for Eurodollar Rate Loans will be made; provided that the amount of such adjustments shall not exceed (i) a 0.05% increase and/or a 0.05% decrease in the otherwise applicable Applicable Margin for Eurodollar Rate Loans, in each case, determined based upon the applicable rating on the effective date of the ESG Amendment, and the adjustments to the Applicable Margin for Base Rate Loans shall be the same amount, in basis points, as the adjustments to the Applicable Margin for Eurodollar Rate Loans or (ii) a 0.01% increase and/or a 0.01% decrease in the otherwise Applicable Unused Commitment Fee Rate. The pricing adjustments pursuant to the KPI’s will require, among other things, reporting and validation of the measurement of the KPI’s in a manner that is aligned with the Sustainability Linked Loan Principles and is to be agreed between the Borrower and the Sustainability Coordinator (each acting reasonably). Following the effectiveness of the ESG Amendment, any modification to the ESG Pricing Provisions which does not have the effect of reducing the Applicable Unused Commitment Fee Rate, Applicable Margin for Base Rate Loans or Applicable Margin for Eurodollar Rate Loans to a level not otherwise permitted by this paragraph shall be subject only to the consent of the Requisite Lenders. The Sustainability Coordinator will (i) assist the Borrower in determining the ESG Pricing Provisions in connection with the ESG Amendment and (ii) assist the Borrowers in preparing informational materials focused on ESG to be used in connection with the

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ESG Amendment. The provisions of this Section shall supersede any provisions in Section 12.1 to the contrary.”

xii.
Section 7.2 (Certificates, Other Information) of the Existing Credit Agreement is hereby amended by deleting the reference to “the definitions of “Payment Conditions” or “RP Conditions,” as applicable” in clause (f) thereto and substituting “the definition of “Payment Conditions” in its stead.
xiii.
Section 7.1 (Financial Statements, Etc.) of the Existing Credit Agreement is hereby amended by deleting clause (c) (delivery of monthly financial statements) thereof in its entirety and substituting “[Reserved]” in its stead.
xiv.
Section 7.4 (Borrowing Base Certificate) of the Existing Credit Agreement is hereby amended by deleting each reference to “20%” and “$55,000,000” in clauses (c) and (d) thereto and substituting “17.5%” and “48,125,000” respectively, in their stead.
xv.
Section 9.1 (Liens) of the Existing Credit Agreement is hereby amended as follows:

(A) by deleting the reference to the “First Amendment Effective Date” in clause (b) thereto and substituting “Second Amendment Effective Date” in its stead;

(B) by deleting each reference to “$50,000,000” and “3.50%” in clause (bb) thereto and substituting “$150,000,000” and “6.50%” respectively, in their stead; and

(C) by adding the following paragraph at the end of such section:

“For the avoidance of doubt, all Liens on Current Asset Collateral that secure Indebtedness for borrowed money shall be subordinated to the Liens of the Collateral Agent in a manner consistent with the terms of the Intercreditor Agreement.”

xvi.
Section 9.2 (Investments) of the Existing Credit Agreement is hereby amended as follows:

(A) by deleting each reference to “$28,500,000” in clause (c) thereto and substituting “the greater of $81,000,000 and 3.50% of Total Assets” in its stead;

(B) by deleting the reference to the “First Amendment Effective Date” in clause (f) thereto and substituting “Second Amendment Effective Date” in its stead; and

(C) by deleting the reference to “$28,500,000” in clause (m) thereto and substituting “the greater of $160,000,000 and 7.00% of Total Assets” in its stead.

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xvii.
Section 9.3 (Indebtedness) of the Existing Credit Agreement is hereby amended as follows:

(A) by deleting the reference to the “First Amendment Effective Date” in clause (b) thereto and substituting “Second Amendment Effective Date” in its stead;

(B) by deleting each reference to “$70,000,000” in clause (e) thereto and substituting “$110,000,000” in its stead;

(C) by deleting the references to “$95,000,000” and “35,000,000” in clause (l) thereto and substituting “$150,000,000” and “$58,000,000” respectively in their stead;

(D) by deleting the reference to “$35,000,000” in clause (r) thereto and substituting “$58,000,000” in its stead;

(E) by deleting the reference to “$50,000,000” in clause (u) thereto and substituting “the greater of $81,000,000 and 3.50% of Total Assets” in its stead; and

(F) by amending and restating clause (q) thereto as follows:

“(q) Indebtedness (i) of any Person that becomes a Restricted Subsidiary after the Second Amendment Effective Date, which Indebtedness is existing at the time such Person becomes a Restricted Subsidiary and is not incurred in contemplation of such Person becoming a Restricted Subsidiary that is non-recourse to the Borrower, Holdings or any other Restricted Subsidiary (other than any Subsidiary of such Person that is a Subsidiary on the date such Person becomes a Restricted Subsidiary after the Second Amendment Effective Date and is either (A) unsecured or (B) secured only by the assets of such Restricted Subsidiary by Liens permitted under Section 9.1(p) and, in each case, any Permitted Refinancing thereof, and (ii) of the Borrower or any Restricted Subsidiary incurred or assumed in connection with any Permitted Acquisition that is secured only by Liens permitted under Section 9.1(p) (and any Permitted Refinancing of the foregoing) and so long as the aggregate principal amount of such Indebtedness and all Indebtedness resulting from any Permitted Refinancing thereof at any time outstanding pursuant to this clause (g)(ii) does not exceed (x) $110,000,000 and (y) 4.75% of Total Assets at any time outstanding;”

xviii.
Section 9.5 (Dispositions) of the Existing Credit Agreement is hereby amended by deleting the reference to “$35,000,000” in clause (j) thereto and substituting “$58,000,000” in its stead.
xix.
Section 9.6 (Restricted Payments) of the Existing Credit Agreement is hereby amended by deleting the references to “$35,000,000” and “2.50%” in clause (k) thereto and substituting “$100,000,000” and “4.30%” respectively in their stead.
xx.
Section 9.11 (Prepayment, Etc. of Indebtedness) of the Existing Credit Agreement is hereby amended as follows:

(A) by deleting clause (i) thereto and substituting “[reserved]” in its stead.

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(B) by amending and restating clause (ii) thereto in its entirety as follows: “so long as the Payment Conditions are satisfied after giving effect thereto, any prepayment, redemption, defeasance or other satisfaction of any Indebtedness that, together with any Restricted Payment made pursuant to Section 9.6(k), do not exceed the greater of $100,000,000 and 4.30% of Total Assets (determined at the time of such Restricted Payment) in the aggregate at any time outstanding;”

xxi.
Article XI (The Administrative Agent) is hereby amended by adding the following new Section 11.14 at the end thereof:

“SECTION 11.14 Recovery of Erroneous Payments.

“Without limitation of any other provision in this Agreement, if at any time the Administrative Agent makes a payment hereunder in error to any Lender or any other Secured Party, whether or not in respect of an Obligation due and owing by the Borrower at such time, where such payment is a Rescindable Amount, then in any such event, each Secured Party receiving a Rescindable Amount severally agrees to repay to the Administrative Agent forthwith on demand the Rescindable Amount received by such Secured Party in immediately available funds in the currency so received, with interest thereon, for each day from and including the date such Rescindable Amount is received by it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation. Each Secured Party irrevocably waives any and all defenses, including any “discharge for value” (under which a creditor might otherwise claim a right to retain funds mistakenly paid by a third party in respect of a debt owed by another) or similar defense to its obligation to return any Rescindable Amount. The Administrative Agent shall inform each Secured Party promptly upon determining that any payment made to such Secured Party comprised, in whole or in part, a Rescindable Amount.”

xxii.
Section 12.1 (Amendments, Etc.) is hereby amended by (x) deleting “;or” at the end of clause (i) thereto; (y) adding “or” at the end of clause (j) thereto; and (z) and adding the following new clause (k): “change or amend any provision of Section 2.18 without the written consent of each Lender;”
b.
Schedules to Credit Agreement. To the extent that there are any changes or updates to the schedules provided on the First Amendment Effective Date, supplemental schedules are attached hereto as Annex A and made a part of the schedules provided on the First Amendment Effective Date.
4.
Conditions to Effectiveness. This Amendment shall become effective on the date (the “Second Amendment Effective Date”) when each of the following conditions precedent has been fulfilled to the reasonable satisfaction of the Administrative Agent:
a.
Amendment. This Amendment shall have been duly executed and delivered by the Loan Parties, the Administrative Agent and the Lenders.
b.
Lien Searches. The Administrative Agent shall have received the results of (i) searches of the UCC filings (or equivalent filings) and (ii) tax lien searches, made with respect to the Loan Parties in, with respect to searches in respect of clause(i), the states or other jurisdictions of formation of such Persons and, with respect to searches in respect of clause (ii), such other locations as are satisfactory to the Administrative Agent, together with

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copies of the financing statements (or, in the case of clause (ii), similar documents) disclosed by such searches.
c.
Corporate Action. All action on the part of the Loan Parties necessary for the valid execution, delivery and performance by the Loan Parties of this Amendment shall have been duly and effectively taken. The Administrative Agent shall have received such customary corporate resolutions, good standing certificates, other certificates and other customary corporate documents as the Administrative Agent shall reasonably request.
d.
No Default. After giving effect to this Amendment, no Default or Event of Default shall have occurred and be continuing.
e.
Borrowing Base Certificate; Availability. The Administrative Agent shall have received an executed Borrowing Base Certificate dated as of the Second Amendment Effective Date, relating to the fiscal month ending November 30, 2021. The Excess Availability under the Amended Credit Agreement on the Second Amendment Effective Date after giving effect to any funding under the Amended Credit Agreement, shall be equal to or greater than $200,000,000, based on the Borrowing Base Certificate delivered on the Second Amendment Effective Date.
f.
No Material Adverse Effect. No event shall have occurred after January 30, 2021 that could reasonably be expected to have a Material Adverse Effect on the Loan Parties, taken as a whole.
g.
Beneficial Ownership Certification. At least three (3) Business Days prior to the Second Amendment Effective Date, any Borrower that qualifies as a “legal entity customer” under the Beneficial Ownership Regulation shall deliver, to each Lender that so requests, a Beneficial Ownership Certification in relation to such Borrower.
h.
Fees and Expenses. The Administrative Agent and the Lenders shall have received all applicable fees, including fees under the Fee Letter dated as of the Second Amendment Effective Date, and other amounts due and payable on or prior to the Second Amendment Effective Date, including without limitation, reasonable and documented attorneys’ fees of one counsel, in connection with or relating to this Amendment shall have been reimbursed or paid.
i.
Documents. The Administrative Agent shall have received such other documents, agreements, or items as the Administrative Agent may reasonably request in order to effectuate, or in connection with, the transactions contemplated hereby.

Without limiting the generality of the provisions Section 11.1 of the Amended Credit Agreement, for purposes of determining compliance with the conditions specified in this Section 4, each Lender that has signed this Amendment shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Second Amendment Effective Date specifying its objection thereto.

5.
Confirmation, Ratification and Reaffirmation.

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a.
Each of the Loan Parties hereby ratifies and confirms all of its Obligations to the Agents, the Swing Loan Lender, the Issuer, and the Lenders under the Amended Credit Agreement, including, without limitation, the Revolving Loans, Swing Loans and other Credit Extensions, and each of the Loan Parties hereby affirms its absolute and unconditional promise to pay to the Lenders, the Issuer and the Agents, as applicable, the Revolving Loans, other Credit Extensions, reimbursement obligations and all other amounts due or to become due and payable to the Lenders, the Issuer, and the Agents, as applicable, under the Amended Credit Agreement and it is the intent of the parties hereto that nothing contained herein shall constitute a novation or accord and satisfaction. Except as expressly amended hereby, the Existing Credit Agreement shall continue in full force and effect. Each of the Loan Parties hereby further (i) ratifies and confirms all of the terms and conditions of each of the documents, instruments and agreements, including those documents, instruments and agreements set forth on Annex B hereto (as amended, restated, supplemented or otherwise modified and in effect from time to time, the “Ancillary Loan Documents”) to which it is a party and executed and delivered in connection with the Existing Credit Agreement, (ii) acknowledges and agrees that each of the Ancillary Loan Documents (including any schedules thereto) remain in full force and effect, and (iii) reaffirms that, after giving effect to the Amended Credit Agreement, all of its warranties and representations set forth in, each of the Ancillary Loan Documents to which it is a party remain true and correct in all material respects as of the Second Amendment Effective Date; provided that, to the extent that such representations and warranties specifically refer to an earlier date, such representations and warranties remain true and correct in all material respects as of such earlier date; provided, further that, any representation and warranty that is qualified as to “materiality,” “Material Adverse Effect” or similar language shall be true and correct (after giving effect to any qualification therein) in all respects on such respective dates.
b.
Each of the Guarantors hereby acknowledges, confirms and agrees that the Guaranteed Obligations of the Guarantors under, and as defined in, the Guaranty include, without limitation, all Obligations of the Loan Parties at any time and from time to time outstanding under the Amended Credit Agreement.
c.
Without in any manner limiting the foregoing Section 5(a), each Loan Party hereby ratifies and reaffirms its grant of liens on and security interest in any and all Collateral as security for the Obligations arising under or pursuant to and as defined in the Existing Credit Agreement, and confirms and agrees that, after giving effect to the Amended Credit Agreement, such liens and security interests shall continue to secure all Obligations of the Loan Parties at any time and from time to time outstanding under the Amended Credit Agreement and the Ancillary Loan Documents, as such Obligations have been, and may hereafter be, amended, restated, supplemented, increased or otherwise modified from time to time.
6.
Binding Effect; Integration, Etc. The terms and provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their heirs, representatives, successors and assigns. This Amendment and the Amended Credit Agreement shall hereafter be read and construed together as a single document, and all references in the Existing Credit Agreement, any other Loan Document or any agreement or instrument related to the Existing Credit Agreement shall hereafter refer to the Amended Credit Agreement. This Amendment shall constitute a Loan Document.

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7.
Multiple Counterparts. This Amendment may be executed in multiple counterparts, each of which shall constitute an original and together which shall constitute but one and the same instrument. Delivery of any executed counterpart of a signature page of this Amendment by telecopy or e-mail shall be effective as delivery of a manually executed counterpart of this Amendment.
8.
Governing Law; Waiver of Jury Trial. EACH PARTY HERETO HEREBY AGREES THAT THE PROVISIONS OF SECTION 12.12 AND SECTION 12.13 OF THE EXISTING CREDIT AGREEMENT SHALL APPLY TO THIS AMENDMENT.

[Signature Pages Follow.]

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IN WITNESS WHEREOF, this Amendment has been duly executed and delivered by each of the parties hereto as of the date first above written.

JO-ANN STORES, LLC, as the Borrower

By:______________________________
Name: Matthew Susz
Title: Senior Vice President & Chief Financial Officer

NEEDLE HOLDINGS LLC, as Holdings

By:______________________________
Name: Matthew Susz
Title: Senior Vice President & Chief Financial Officer

JOANN.COM, LLC, as a Guarantor

By:______________________________
Name: Matthew Susz
Title: Vice President

JO-ANN STORES SUPPORT CENTER, INC., as a Guarantor

By:______________________________
Name: Matthew Susz
Title: Vice President

CREATIVEBUG, LLC, as a Guarantor

By:______________________________
Name: Matthew Susz
Title: Vice President

DITTO PRODUCTS LLC, as a Guarantor

By:______________________________
Name: Matthew Susz
Title: Vice President

[Jo-Ann – Signature Page to Second Amendment]

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BANK OF AMERICA, N.A.,

as Administrative Agent, Collateral Agent and as a Lender

By:

Name:
Title:

[Jo-Ann – Signature Page to Second Amendment]

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[______________], as a Lender

By:

Name:
Title:

[Jo-Ann – Signature Page to Second Amendment]

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ANNEX A

Supplemental Schedules to Credit Agreement

[See Attached]

1113394.01A-CHISR02A - MSW

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ANNEX B

Schedule of Ancillary Documents

1.
Guaranty dated March 18, 2011, by the Guarantors in favor of the Administrative Agent, Collateral Agent, and the other Secured Parties.
1.
Security Agreement dated March 18, 2011 (and as amended on October 21, 2016), by the Borrower and the Guarantors in favor of the Collateral Agent and the other Secured Parties.
2.
Trademark Security Agreement dated March 18, 2011, by the Borrower in favor of the Collateral Agent.
3.
First Supplement to Trademark Security Agreement dated October 21, 2016, by the Borrower in favor of the Collateral Agent.
4.
Second Supplement to Trademark Security Agreement dated November 25, 2020, by the Borrower in favor of the Collateral Agent.
5.
Trademark Security Agreement dated June 23, 2017, by Creativebug, LLC in favor of the Collateral Agent.
6.
Copyright Security Agreement dated March 18, 2011, by the Borrower in favor of the Collateral Agent.
7.
First Supplement to Copyright Security Agreement dated as of October 21, 2016, by the Borrower in favor of the Collateral Agent.
8.
Second Supplement to Copyright Security Agreement dated as of November 25, 2020, by the Borrower in favor of the Collateral Agent.
9.
Patent Security Agreement dated November 25, 2020, by the Borrower in favor of the Collateral Agent.
10.
Patent Security Agreement dated January 21, 2021 by Ditto Products LLC in favor of the Collateral Agent.
11.
Deposit Account Control Agreement dated February 2, 2017, by the Borrower, Bank of America, N.A., as First Lien Agent, Bank of America, N.A., as Second Lien Agent, and Wells Fargo Bank, National Association, as Bank for the accounts ending in -0665 and -0804.
12.
Deposit Account Control Agreement (as amended) dated May 31, 2011, by the Borrower, Bank of America, N.A, as ABL Agent, Bank of America, N.A., as Term Agent, and PNC Bank, National Association, as Bank for the account ending in -2447.
13.
Blocked Account Control Agreement (as amended) dated as of May 31, 2011, by the Borrower, by Bank of America, N.A., as the ABL Agent, Bank of America, N.A., as the Term Agent and KeyBank National Association, as Bank for the account ending in -0108.
14.
Blocked Account Control Agreement (as amended) dated as of May 31, 2011 by the Borrower, Bank of America, N.A, as the ABL Agent, Bank of America, N.A. as the Term Agent, and U.S. Bank National Association, as Depository Bank for the account ending in -3486.

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15.
Deposit Account Control Agreement dated as of April 28, 2021 by the Borrower, Bank of America, N.A., as Agent and Bank of America, N.A., as Bank for the accounts ending in -5059, -7647, and -6208.
16.
Landlord’s Subordination and Consent Agreement, dated August 3, 2011, by US Industrial REIT II, as Landlord, and acknowledged by the Loan Parties, in favor of the Agent, with respect to the premises located at 2500 North Plaza Drive, Visalia, California.
17.
Freight Forwarder Agency Agreement dated November 2, 2011 by Borrower and acknowledged and agreed by Century Distribution Systems, Incorporated, in favor of Agent.
18.
Agency Agreement dated May 30, 2017, by the Bank of America, N.A, as Agent, Qwikway Trucking Company, Inc., and acknowledged by the Borrower.
19.
Credit Card Notification dated March 18, 2011 executed by the Borrower to Visa/MasterCard.
20.
Credit Card Notification dated March 18, 2011 executed by the Borrower to American Express Travel Related Services Company, Inc.
21.
Credit Card Notification dated March 18, 2011 executed by the Borrower to Novus/Discover.
22.
Credit Card Notification dated June 23, 2017 executed by the Borrower to PayPal, Inc.
23.
UCC Financing Statements filed against each of the Loan Parties in favor of the Collateral Agent from time to time.

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